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Exhibit 32.1

CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER OF
ETS PAYPHONES, INC.
PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

        I, GUY A. LONGOBARDO, am the Chief Executive Officer of ETS Payphones, Inc. (the "Company").

        This certification is being furnished pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004 (the "Report").

        I hereby certify that to the best of my knowledge:

  (a)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (b)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

Dated: August 5, 2004

/s/ GUY A. LONGOBARDO Guy A. Longobardo Chief Executive Officer

        A signed original of this written statement required by Section 906 has been provided to ETS Payphones, Inc. and will be retained by ETS Payphones, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER OF ETS PAYPHONES, INC. PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002